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                                                                 March 30, 2024



        Office of the Chief Accountant
        Securities and Exchange Commission
        100 F Street, N.E.
        Washington, DC 20549

        Re : American Growth Fund, Inc.
         Commission File Number 811        - 825

        To whom it may concern:

        We have received a copy of, and are in agreement with, the statements concerning our Firm being made by the Fund pursuant to Item 304(a) of Regulation S-K in its amended Form N -CSR to be filed on or about
        April 3, 2024, captioned "Change  Registered Public Accounting Firm."

        We hereby consent to the filing of this letter as an exhibit to the foregoing report.


                                                                  Sincerely,




                                                        Tait, Weller & Baker LLP



        cc:  Michael L. Gaughan,


            1636 N. Logan Street









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                                                                              th
                o              o            o               o
        Tait Weller Philadelphia Office O: 215.979.8800 F: 215.979.8811 Two Liberty Plac50 S. 16StreeSuite 2900Philadelphia, PA252902-